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                                                                       Exhibit 1


                              ROCKFORD CORPORATION

                                3,350,000 Shares

                                  Common Stock
                            Par Value $.01 Per Share

                             UNDERWRITING AGREEMENT

                                                                  April 19, 2000

Dain Rauscher Incorporated
McDonald Investments Inc.
Needham & Company, Inc.
   As Representatives of the several Underwriters
c/o Dain Rauscher Wessels
Dain Bosworth Plaza
60 South Sixth Street
Minneapolis, Minnesota 55402

Ladies and Gentlemen:

         Rockford Corporation, an Arizona corporation (the "Company"), and the shareholders of the Company named in Schedule B hereto (the "Selling Shareholders") propose, subject to the terms and conditions stated herein, to issue and sell, or to sell, as the case may be, to the several underwriters named in Schedule A hereto (the "Underwriters"), for which you are acting as representatives (the "Representatives"), an aggregate of 3,350,000 shares (the "Firm Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock"), including 2,500,000 shares to be sold by the Company and 850,000 shares to be sold by the Selling Shareholders. The Company also proposes, subject to the terms and conditions stated herein, to sell to the Underwriters, at the Underwriters' election, up to an aggregate of 502,500 additional shares of Common Stock (the "Option Shares"). The Firm Shares and the Option Shares are herein collectively called the "Shares."

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-79285) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"). The registration statement, as amended at the time it was declared effective, including the information (if any) deemed to be part thereof pursuant to Rule 430A under the Act is herein referred to as the "Registration Statement." The form of prospectus first filed by the Company with the Commission pursuant to Rules 424(b) and 430A under the Act is referred to herein as the "Prospectus." Each preliminary prospectus included in the Registration Statement prior to the time it became effective or filed with the Commission pursuant to Rule 424(a) under the Act is referred to herein as a "Preliminary Prospectus." Copies of the Registration Statement, including all exhibits and schedules thereto, any amendments thereto and all Preliminary Prospectuses have been delivered to you.

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         Dain Rauscher Incorporated has agreed to reserve up to __________ of the Shares to be purchased by it under this Agreement for sale to the Company's directors, officers, employees and business associates and other parties related to the Company (collectively, "Participants"), as set forth in the Prospectus under the heading "Underwriting" (the "Directed Share Program"). The Shares to be sold by Dain Rauscher Incorporated and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the "Directed Shares." Any Directed Shares not orally confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

         The Company and the Selling Shareholders hereby confirm their respective agreements with respect to the purchase of the Shares by the Underwriters as follows:

         1. Representations and Warranties of the Company.

                  (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

                           (i) The Registration Statement has been declared
effective under the Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission.

                           (ii) No order preventing or suspending the use of any
Preliminary Prospectus has been issued by the Commission, nor, to the best of the Company's knowledge have proceedings for such purpose been instituted, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission promulgated thereunder (collectively, the "Regulations"), and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the Company makes no representation or warranty as to information contained in or omitted in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use in the preparation thereof.

                           (iii) The Registration Statement conforms, and the
Prospectus and any amendments or supplements thereto will conform, in all material respects to the requirements of the Act and Regulations. Neither the Registration Statement nor any amendment thereto, and neither the Prospectus nor any supplement thereto, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written


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information furnished to the Company by or on behalf of any Underwriter through the Representatives, expressly for use in the preparation thereof.

                           (iv) The Company has been duly organized, is validly
existing as a corporation under the laws of the state of Arizona, has the corporate power and authority to own, lease, license and use its properties and conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in all jurisdictions in which the conduct of its business or its ownership, leasing, licensing or using of property requires such qualification and the failure so to qualify would have a material adverse effect on the business, properties, condition, financial or otherwise, or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

                           (v) The Company has no subsidiaries other than those
disclosed in Exhibit 21 of the Registration Statement (hereinafter referred to as its "subsidiaries"). Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease, license and use its properties and conduct its business as described in the Prospectus, and is duly qualified to transact business in all jurisdictions in which the conduct of its business or its ownership, lease, license or use of property requires such qualification and the failure so to qualify would have a Material Adverse Effect. Other than the Company's subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. All outstanding shares of capital stock of each of the subsidiaries of the Company have been duly authorized and validly issued, are fully paid and non-assessable, and are owned, directly or indirectly, by the Company free and clear of all liens, encumbrances and security interests, except for the security interest created pursuant to the Company's credit agreement with FINOVA Capital Corporation. No options, warrants or other rights to purchase, agreements or other obligations to issue, or other rights to convert any obligations into, shares of capital stock or ownership interests in any of the subsidiaries of the Company are outstanding.

                           (vi) The outstanding shares of capital stock of the
Company have been duly authorized and validly issued and are fully paid and nonassessable. All offers and sales by the Company of outstanding shares of capital stock and other securities of the Company, prior to the date hereof, were made in compliance with the Act and all applicable state securities or blue sky laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right. The Shares to be issued and sold by the Company to the Underwriters pursuant to this Agreement have been duly authorized and, when issued and paid for as contemplated herein, will be validly issued, fully paid and nonassessable. Each of the Underwriters will receive good and marketable title to the Shares purchased by it, free and clear of any and all liens, encumbrances, pledges, security interests, charges, claims, equitable interests, restrictions and defects. Except as otherwise stated in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of capital stock of the Company pursuant to the Company's Articles of Incorporation, Bylaws or any agreement or other instrument to which the Company is a party or by which the Company is bound. Neither the filing of the Registration


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Statement nor the offering or the sale of the Shares as contemplated by this
Agreement gives rise to any rights for, or relating to, the registration of any shares of capital stock or other securities of the Company, except such rights which have been validly waived or satisfied. Except as described in the Prospectus, there are no outstanding options, warrants, agreements or contracts to purchase or preemptive or other rights to purchase, subscribe for or acquire from the Company any shares of its capital stock or any securities or obligations convertible into or exercisable for shares of the Company's capital stock. The Company has the authorized and outstanding capital stock as set forth under the heading "Capitalization" in the Prospectus as of the date set forth therein. The outstanding capital stock of the Company, including the Shares, conforms, and the Shares to be issued by the Company to the Underwriters will conform, to the description thereof contained in the Prospectus.

                           (vii) The financial statements, together with the
related notes and schedules as set forth in the Registration Statement and Prospectus, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Registration Statement at the indicated dates and for the indicated periods. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made, except as otherwise stated therein and are in accordance with the books and records of the Company. The summary and selected financial and statistical data included in the Registration Statement present fairly the information shown therein on the basis stated in the Registration Statement and have been compiled on a basis consistent with the financial statements presented therein. The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect in all material respects, in reasonable detail, the transactions in and dispositions of the assets of, and the results of operations of, the Company and its subsidiaries.

                           (viii) There is no action, suit, claim, proceeding or
investigation pending or, to the knowledge of the Company, threatened or contemplated against the Company or any of its subsidiaries or any of their respective officers, directors, properties, assets or rights before any court or administrative or regulatory agency which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, result in a Material Adverse Effect except as set forth in the Registration Statement.

                           (ix) The Company has good and marketable title to all
properties and assets reflected in the financial statements hereinabove described as owned by the Company (or as described in the Prospectus as owned by the Company), in each case free and clear of all liens, encumbrances, pledges, security interests, charges, claims, equitable interests, restrictions and defects, except such as have been granted pursuant to the Company's credit agreement with FINOVA Capital Corporation or the Company's master lease agreement with Banc One Leasing Corporation or are described in the Prospectus or do not materially affect the value of such properties and assets and do not materially interfere with the use made and proposed to be made of such properties and assets by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid and enforceable leases with such exceptions set forth in the Prospectus or as are not material and do not interfere with the


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use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

                           (x) Since the respective dates as of which
information is given in the Registration Statement and Prospectus, as they may be amended or supplemented, (A) there has not been any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in or affecting the condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole, or the business affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, whether or not occurring in the ordinary course of business, (B) there has not been any transaction not in the ordinary course of business entered into by the Company or any of its subsidiaries which is material to the Company and its subsidiaries, taken as a whole, other than transactions described or contemplated in the Registration Statement, (C) the Company and its subsidiaries have not incurred any material liabilities or obligations, direct or indirect or contingent or non-contingent, which are not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company and its subsidiaries,
(D) the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, (E) there has not been any change in the capital stock of the Company (other than upon the exercise of options and warrants and the conversion of debentures described in the Registration Statement), or any material increase in the short-term or long-term debt (including capitalized lease obligations) of the Company and its subsidiaries, taken as a whole, (F) there has not been any declaration or payment of any dividends or any distributions of any kind with respect to the capital stock of the Company, other than any dividends or distributions described or contemplated in the Registration Statement, or (G) there has not been any issuance of warrants, options, convertible securities or other rights to purchase or acquire capital stock of the Company (other than options granted under the Company's 1994 and 1997 Stock Option Plans and under this Agreement).

                           (xi) Neither the Company nor any of its subsidiaries
is in violation of, or in default under, its Articles of Incorporation or Bylaws, or any statute, or any law, rule, regulation, order, judgment, injunction, decree or authorization of any court or governmental or administrative agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or any indenture, mortgage, deed of trust, loan agreement, lease, franchise, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them are bound or to which any property or assets of the Company or any of its subsidiaries is subject, which violation or default would have a Material Adverse Effect.

                           (xii) The issuance and sale of the Shares by the
Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not violate any provision of the Articles of Incorporation or Bylaws of the Company or any of its subsidiaries or any statute or any order, judgment, decree, rule, regulation or authorization of any court or governmental or administrative agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, and will not conflict with, result in a breach or violation of, or constitute, either by itself or upon notice or


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passage of time or both, a default under any indenture, mortgage, deed of trust, loan agreement, lease, franchise, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or assets of the Company or any of its subsidiaries is subject. No approval, consent, order, authorization, designation, declaration or filing by or with any court or governmental agency or body is required for the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated, except as may be required under the Act or any state securities or blue sky laws or under the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD"). No further approval or authorization of any securityholder, the Company's Board of Directors or any duly appointed committee thereof or others is required for the issuance and sale or transfer of the Shares, except as may be required under the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by the NASD or under state securities or blue sky laws.

                           (xiii) The Company and each of its subsidiaries holds
and is operating in compliance with all licenses, approvals, certificates and permits from governmental and regulatory authorities, foreign and domestic, which are necessary or material to the conduct of its business as described in the Prospectus (except where the failure to so hold or operate in compliance with such a license, approval, certificate or permit would not have a Material Adverse Effect) and there are no proceedings pending or, to the knowledge of the Company, threatened, which may cause any such license, approval, certificate or permit to be withdrawn, cancelled, suspended or not renewed.

                           (xiv) The Company has the power and authority to
enter into this Agreement and to authorize, issue and sell the Shares it will sell hereunder as contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Company.

                           (xv) Ernst & Young LLP, which has certified certain
of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and Regulations.

                           (xvi) The Company has not taken and will not take,
directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of the Common Stock.

                           (xvii) The Company's registration statement pursuant
to Section 12(g) of the Exchange Act of 1934, has been declared effective by the Commission; and the Shares have been approved for designation upon notice of issuance on The Nasdaq National Market under the symbol "ROFO."

                           (xviii) The Company has obtained and delivered to the
Representatives written agreements (the "Lock-Up Agreements"), in form and substance satisfactory to the Representatives, of each of its shareholders listed on Schedule C that such shareholders shall not (A) offer, pledge, sell, offer to sell, contract to sell, sell any option or contract to purchase, purchase any option to sell, grant any option right or warrant to purchase, or otherwise transfer or dispose of,


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directly or indirectly, any of the shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock, or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock (whether any such transaction described in clause (A) or (B) above is to be settled by delivery of the shares of Common Stock or such other securities, in cash or otherwise), in each case, beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) or otherwise controlled by such shareholder on the date hereof or hereafter acquired, for a period beginning from the date of execution of this Agreement and continuing to and including the date 180 days after the date of the Prospectus (the "Lock-Up Period"); provided, however, that, if such shareholder is an individual, such shareholder may, without the prior written consent of Dain Rauscher Wessels on behalf of the Underwriters, transfer shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock either during his or her lifetime or, on death, by will or intestacy to members of such shareholder's immediate family or to trusts exclusively for the benefit of members of such shareholder's immediate family or in connection with bona fide gifts, provided that, prior to any such transfer, such transferee executes an agreement, satisfactory to Dain Rauscher Wessels, pursuant to which such transferee agrees to receive and hold such shares subject to the provisions of the Lock-Up Agreement and that there shall be no further transfer except in accordance with the provisions of the Lock-Up Agreement. For purposes of this paragraph, "immediate family" shall mean such shareholder's spouse, lineal descendant, father, mother, brother or sister. The restrictions on transfers described in the Lock-Up Agreements shall not apply to (1) the sale of any shares of Common Stock to the Underwriters pursuant to this Agreement or (2) transactions in shares of Common Stock acquired in open-market transactions after completion of the Offering. In addition, each such shareholder agrees that, without the prior written consent of Dain Rauscher Wessels on behalf of the Underwriters, he, she or it will not, during the period ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

                           (xix) The Company has not distributed and will not
distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by the Company.

                           (xx) The Company is in compliance with all provisions
of Florida Statutes Section 517.075 (Chapter 92-198, laws of Florida). The Company does not do any business, directly or indirectly, with the government of Cuba or with any person or entity located in Cuba.

                           (xxi) The Company and its subsidiaries have timely
filed all federal, state, local and foreign tax returns or reports required to be filed, and have paid in full all taxes indicated by said returns or reports and all assessments received by it or any of them to the extent that such taxes have become due and payable, except where the Company and its subsidiaries are contesting in good faith such taxes and assessments and there is no tax deficiency that has been or, to the


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Company's knowledge, might be asserted against the Company or any of its subsidiaries which might have a Material Adverse Effect and all material tax liabilities, whether or not disputed, are adequately provided for on the books of the Company and its subsidiaries. Except as set forth in the Registration Statement and the Prospectus, neither the Company nor any subsidiary has executed or filed with any taxing authority, foreign or domestic, any agreement extending the period for assessment or collection of any income taxes or is a party to any pending action or proceeding by any foreign or domestic governmental agency for assessment or collection of taxes, and no claims for assessment or collection of taxes have been asserted against the Company or any of its subsidiaries.

                           (xxii) The Company and each of its subsidiaries owns
or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets know-how, technology and other similar rights necessary for or material to the conduct of its business as described in the Prospectus (except for failures to own or possess such rights that would not have a Material Adverse Effect). The Company has no knowledge of any facts which would preclude it from having rights to its patent applications described in the Prospectus. Other than as disclosed in the Prospectus, (A) the Company has no knowledge of any infringement by it or its subsidiaries of, or conflicts with, any patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets, know-how, technology or other similar rights of others, and (B) neither the Company nor any of its subsidiaries has any knowledge of or has received any notice or claim of conflict with the asserted rights of others with respect to any of the foregoing.

                           (xxiii) The Company is not, and upon completion of
the sale of Shares contemplated hereby will not be, required to register as an "investment company" under the Investment Company Act of 1940, as amended.

                           (xxiv) The Company maintains a system of internal
accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to records is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (xxv) Other than as contemplated by this Agreement,
neither the Company nor any of its subsidiaries has incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                           (xxvi) The Company and its subsidiaries maintain
insurance with insurers of recognized financial responsibility of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies


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in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company or its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

                           (xxvii) To the Company's knowledge, no labor
disturbance by the employees of the Company or any of its subsidiaries exists or is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, subassemblers, subcontractors or international distributors that might be expected to result in a material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise. No collective bargaining agreement exists with any of the Company's employees and, to the Company's knowledge, no such agreement is imminent.

                           (xxviii) The Company has not distributed and will not
distribute prior to the later of (A) the Closing Date, or any date on which Option Shares are to be purchased, as the case may be, and (B) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the Act.

                           (xxix) Neither the Company nor any of its
subsidiaries has at any time during the last five years (A) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (B) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

                           (xxx) Except as set forth in the Registration
Statement and Prospectus, (i) the Company and each of its subsidiaries is in compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") which are applicable to its business, except for such instances of non-compliance as would not individually or in the aggregate have a Material Adverse Effect (ii) neither the Company nor any of its subsidiaries has received notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the Registration Statement and the Prospectus and is not so disclosed, (iii) to the knowledge of the Company, neither the Company nor any of its subsidiaries will be required to make future material capital expenditures to comply with Environmental Laws and (iv) to the knowledge of the Company, no property which is owned, leased or occupied by the Company or any of its subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental


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Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section
9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law.

                           (xxxi) There are no outstanding loans, advances
(except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them, except as disclosed in the Registration Statement and the Prospectus.

                           (xxxii) No consent, approval, authorization or order
of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of Directed Shares in any jurisdiction where the Directed Shares are being offered. The Company has not offered, or caused Dain Rauscher Incorporated or its affiliates to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company in order to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

                  (b) Any certificate signed by any officer of the Company and delivered to the Representatives or counsel to the Underwriters shall be deemed to be a representation and warranty of the Company to each Underwriter as to the matters covered thereby.

         2.       Representations, Warranties and Covenants of the Selling
                  Shareholders.

                  (a) Each Selling Shareholder severally represents and warrants to, and covenants and agrees with, each of the Underwriters and the Company that:

                           (i) Such Selling Shareholder has duly executed and
delivered a Power of Attorney (the "Power of Attorney"), appointing W. Gary Suttle and James M. Thomson and each of them, as attorney-in-fact (the "Attorneys-In-Fact") with full power and authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to authorize the delivery of the Shares to be sold by the Selling Shareholder hereunder, and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement.

                           (ii) Such Selling Shareholder has duly executed and
delivered a Custody Agreement (the "Custody Agreement") with the Company, as Custodian, pursuant to which certificates in negotiable form for the Shares to be sold by such Selling Shareholder hereunder have been placed in custody for delivery under this Agreement.

                           (iii)    Such Selling Shareholder has full right,
power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement, and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder; and all consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement, the Power of Attorney and the Custody Agreement, and for the sale and delivery of


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

the Shares to be sold by such Selling Shareholder hereunder, have been obtained, except such as may be required by any state securities or blue sky laws.

                           (iv) Such Selling Shareholder has, and at the Closing
Date (as such date is hereinafter defined) will have, good and valid title to the Firm Shares to be sold by such Selling Shareholder hereunder, free of any liens, encumbrances, security interests, equities or claims whatsoever; and upon delivery of and payment for such Firm Shares pursuant to this Agreement, good and valid title thereto, free of any liens, encumbrances, security interests, equities or claims whatsoever, will be transferred to the several Underwriters.

                           (v) The execution and delivery by each Selling
Shareholder of this Agreement, the Power of Attorney and the Custody Agreement and the consummation by such Selling Shareholder of the transactions herein and therein contemplated and the fulfillment by such Selling Shareholder of the terms hereof and thereof will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any will, mortgage, deed of trust, loan agreement or other agreement, instrument or obligation to which such Selling Shareholder is a party or to which any of the property or assets of such Selling Shareholder is subject, except for such agreements, instruments or obligations for which consents have been obtained, nor will such actions result in any violations of the provisions of the charter or by-laws if such Selling Shareholder is a corporation, the partnership agreement, certificate or articles if the Selling Shareholder is a partnership, or any statute, rule, regulation or order applicable to such Selling Shareholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over such Selling Shareholder.

                           (vi) Such Selling Shareholder has not taken and will
not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                           (vii) To the extent that any statements or omissions
made in the Registration Statement, any Preliminary Prospectus thereof, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information with respect to such Selling Shareholder furnished to the Company by such Selling Shareholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did not, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will not, when they become effective or are filed with the Commission, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                           (viii) Such Selling Shareholder will not offer to
sell, sell, transfer, assign or otherwise dispose of any Common Stock or other capital stock of the Company, directly or indirectly, for a period of 180 days after the date of the Prospectus, otherwise than as expressly permitted hereunder, under the Lock-Up Agreement between such Selling Shareholder and the Representatives, or with the written consent of the Representatives.

                           (ix) Such Selling Shareholder has reviewed the
information contained in the Registration Statement and, based on such review and such Selling Shareholder's knowledge of the industry, the Company and its business (but without further investigation), such Selling Shareholder does not have knowledge that, and nothing has come to such Selling Shareholder's attention that would give such Selling Shareholder reason to believe that, at the time the Registration Statement became or becomes, as the case may be, effective and at all times subsequent thereto up to and on the Closing Date and on any Option Closing Date, (i) the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, and any amendments or supplements thereto effective on or prior to the Closing Date or any Option Closing Date, contained or will contain any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           (x) This Agreement, the Custody Agreement and the
Power of Attorney have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder.

                           (xi) Assuming the Underwriters purchase the Shares to
be sold by each Selling Shareholder for value, in good faith and without notice of any adverse claim within the meaning of Article VIII of the Arizona Uniform Commercial Code, delivery of the Shares to be sold by such Selling Shareholder pursuant to this Agreement will be free and clear of any security interests, claims, liens, equities and other encumbrances.

                  (b) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended, with respect to the transactions herein contemplated, each of the Selling Shareholders agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

                  (c) Each of the Selling Shareholders specifically agrees that the Shares represented by the certificates held in custody for such Selling Shareholder under the Custody Agreement are subject to the interests of the Underwriters hereunder, and that the arrangements made by such Selling Shareholder for such custody and the appointment by such Selling Shareholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable. Each of the Selling Shareholders specifically agrees that the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Shareholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a corporation or partnership, by the dissolution of such corporation or partnership, or by the occurrence of any other event. If any individual Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such corporation or partnership should be dissolved, or if any other such event should occur before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Shareholders in accordance with the terms and conditions of this Agreement and of the Custody Agreement, and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

                  (d) Any certificate signed by or on behalf of any Selling Shareholder and delivered to the Representatives or to counsel to the Underwriters shall be deemed to be a representation and warranty of such Selling Shareholder to each Underwriter as to the matters covered thereby.

         3. Purchase, Sale and Delivery of Shares. On the basis of the representations, warranties and covenants contained herein, and subject to the terms and conditions herein set forth, the Company and each Selling Shareholder agrees, severally and not jointly, to sell to each Underwriter and each Underwriter agrees, severally and not jointly, to purchase from the Company and each Selling Shareholder, at a price of $___________ per share, the number of Firm Shares (to be adjusted by you to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and each of the Selling Shareholders, as set forth opposite their respective names in Schedule B hereto, by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all the Underwriters from the Company and the Selling Shareholders hereunder.

         In addition, on the basis of the representations, warranties and covenants contained herein and subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters an option to purchase at the Underwriters' election up to 502,500 Option Shares at the same price per share as set forth for the Firm Shares in the paragraph above, for the sole purpose of covering over-allotments in the sale of the Firm Shares. The option granted hereby may be exercised in whole or in part, but only once, and at any time upon written notice given within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which certificates are to be delivered. If any Option Shares are purchased, each Underwriter agrees, severally and not jointly, to purchase that portion of the number of Option Shares as to which such election shall have been exercised (subject to adjustment to eliminate fractional shares) determined by multiplying such number of Option Shares by a fraction the numerator of which is the maximum number of Option Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the maximum number of Option Shares which all of the Underwriters are entitled to purchase hereunder. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than two or later than ten full business days after the exercise of such option, and shall not in any event be prior to the Closing Date. If the date of exercise of the option is three or more full days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date.

         Certificates in definitive form for the Shares to be purchased by each Underwriter hereunder, and in such denominations and registered in such names as Dain Rauscher Wessels may request upon at least 48 hours' prior notice to the Company, shall be delivered by or on behalf of the Company or the Selling Shareholders, as applicable, to you for the account of such Underwriter at such time and place as shall hereafter be designated by the Representatives, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of Federal or other funds immediately available in Minneapolis, Minnesota. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 8:30 a.m. Minneapolis, Minnesota time, at the offices of Steptoe & Johnson LLP, 40 N. Central Avenue, Suite 2400, Phoenix, Arizona, on _________, 2000, or such other time and date as you and the Company may agree upon in writing, such time and date being herein referred to as the "Closing Date," and, with respect to the Option Shares, at the time and on the date specified by you in the written notice given by you of the Underwriters' election to purchase the Option Shares, or such other time and date as you and the Company may agree upon in writing, such time and date being referred to herein as the "Option Closing Date." Such certificates will be made available for checking and packaging at least 24 hours prior to the Closing Date or the Option Closing Date, as the case may be, at a location as may be designated by you.

         4. Offering by Underwriters. It is understood that the several Underwriters propose to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price and terms set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 3 hereof, the Underwriters will offer such Option Shares to the public on the foregoing terms.

         5. Covenants of the Company. The Company covenants and agrees with the several Underwriters that:

                  (a) The Company will prepare and timely file with the Commission under Rule 424(b) under the Act a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A under the Act, and will not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy and as to which the Representatives shall have reasonably objected in writing promptly after reasonable notice thereof or which is not in compliance with the Act or the Regulations.

                  (b) The Company will advise the Representatives promptly of any request of the Commission for amendment of the Registration Statement or for any supplement to the Prospectus or for any additional information, or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for that purpose, and the Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus or suspending such qualification and to obtain as soon as possible the lifting thereof, if issued.

                  (c) To the extent required of issuers listed on The Nasdaq National Market, the Company will endeavor to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will, or will cause counsel to, make such applications, file such documents, and furnish such information as may be reasonably requested by the Representatives, provided that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

                  (d) The Company will furnish the Underwriters with as many copies of any Preliminary Prospectus as the Representatives may reasonably request and, during the period when delivery of a prospectus is required under the Act, the Company will furnish the Underwriters with as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may, from time to time, reasonably request. The Company will deliver to the Representatives, at or before the Closing Date, three signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement, without exhibits, and of all amendments thereto, as the Representatives may reasonably request.

                  (e) If, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or if for any other reason it shall be necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in light of the circumstances existing when it is so delivered, not misleading, or so that the Prospectus will comply with law. In case any Underwriter is required to deliver a prospectus in connection with sales of any Shares at any time nine months or more after the effective date of the Registration Statement, upon the request of the Representatives but at the expense of such Underwriter, the Company will prepare and deliver to such Underwriter as many copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act.

                  (f) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 18 months after the effective date of the Registration Statement, an earnings Statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 thereunder and will advise you in writing when such statement has been so made available.

                  (g) During a period of five years after the date hereof, or such shorter period that the Company remains subject to the periodic reporting requirements of the Exchange Act, the Company, as soon as practicable after the end of each respective financial quarter or year, as applicable, will furnish to its shareholders annual reports (including financial statements audited by independent certified public accountants) and will furnish to its shareholders unaudited quarterly reports of operations for each of the first three quarters of the fiscal year, and will, upon request, furnish to you and the other several Underwriters hereunder (i) concurrently with making such reports available to its shareholders, statements of operations of the Company for each of the first three quarters in the form made available to the Company's shareholders; (ii) concurrently with the furnishing thereof to its shareholders, a balance sheet of the Company as of the end of such fiscal year, together with statements of operations, of shareholders' equity and of cash flow of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants; and (iii) concurrently with the furnishing of such reports to its shareholders, copies of all reports (financial or other) mailed to shareholders; and (iv) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, any securities exchange or The Nasdaq National Market by the Company (except for documents for which confidential treatment is requested).

                  (h) No offering, sale or other disposition of any Common Stock or other capital stock of the Company, or warrants, options, convertible securities or other rights to acquire such Common Stock or other capital stock (other than pursuant to employee stock option plans, employee stock purchase plans, outstanding options or on the conversion of convertible securities outstanding on the date of this Agreement; provided, that any employee stock options issued pursuant to employee stock option plans during the Lock-Up Period shall not vest and become exercisable to any extent prior to the expiration of the Lock-Up Period; and, provided further, that any shares of Common Stock issued during the Lock-Up Period pursuant to the exercise of stock options shall bear a restrictive legend restricting the transfer of such shares during the Lock-Up Period) will be made from the date of this Agreement until the end of the Lock-Up Period, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Representatives.

                  (i) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder substantially in accordance with the purposes set forth under "Use of Proceeds" in the Prospectus. The Company will invest such proceeds pending their use in such a manner that, upon completion of such investment, the Company will not be an 'investment company' as defined in the Investment Company Act of 1940, as amended.

                  (j) The Company will use its best efforts to maintain the designation of the Common Stock on The Nasdaq National Market.

                  (k) The Company will file with the Commission such information with respect to the use of proceeds from the sale of the Shares as may be required pursuant to Rule 463 under the Act.

                  (l) From the date of this Agreement until the termination of the Lock-Up Period, the Company will not, without the prior written consent of Dain Rauscher Wessels on behalf of the Underwriters, alter or amend in any manner the vesting schedule of any option, warrant or other security of the Company or its subsidiaries.

                  (m) The Company will maintain a Transfer Agent and, if necessary under the jurisdiction of incorporation of the Company, a Registrar (which may be the same entity as the Transfer Agent) for its Common Stock.

                  (n) The Company will comply with all applicable laws and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

         6. Costs and Expenses. Whether or not the transactions contemplated by this Agreement are consummated, the Company will pay (directly or by reimbursement) all costs, expenses and fees incident to the performance of the obligations of the Company and the Selling Shareholders under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of preparing, printing and filing of the Registration Statement, Preliminary Prospectuses and the Prospectus and any amendments and supplements thereto and the printing, mailing and delivery to the Underwriters and dealers of copies thereof and of this Agreement, the Agreement Among Underwriters, any Selected Dealers Agreement, the Underwriters' Selling Memorandum, the Invitation Letter, the Power of Attorney, the Blue Sky Memorandum and any supplements or amendments thereto (excluding, except as provided below, fees and expenses of counsel to the Underwriters); the filing fees of the Commission; the filing fees and expenses (including reasonable legal fees and disbursements of counsel for the Underwriters) incident to securing any required review by the NASD of the terms of the sale of the Shares; listing fees, if any, transfer taxes and the expenses, including the reasonable fees and disbursements of counsel for the Underwriters incurred in connection with the qualification of the Shares under state securities or Blue Sky laws; the fees and expenses incurred in connection with the designation of the Shares on The Nasdaq National Market; the costs of preparing stock certificates; the costs and fees of any registrar or transfer agent and all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 6. In addition, the Company will pay all travel and lodging expenses incurred by management of the Company in connection with any informational "road show" meetings held in connection with the offering and will also pay for the preparation of all materials used in connection with such meetings. The Selling Shareholders will pay the fees and expenses of any separate counsel retained by them in connection with the transactions contemplated hereby. The Company and the Selling Shareholders shall not, however, be required to pay for any of the Underwriters' expenses (other than those related to qualification of the Shares under state securities or Blue Sky laws and those incident to securing any required review by the NASD of the terms of the sale of the shares but including, without limitation, the Underwriter expenses specified in Section 5(e) of this Agreement) except that, if this Agreement shall not be consummated because the conditions in Section 7 hereof (other than the condition in Section 7(d)) are not satisfied or because this Agreement is terminated by the Representatives pursuant to clause (i) of Section 11(a) hereof, or by reason of any failure, refusal or inability on the part of the Company or the Selling Shareholders to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their respective parts to be performed, unless such failure to satisfy said condition or to comply with said terms shall be due to the default or omission of any Underwriter, then the Company shall promptly upon request by the Representatives reimburse the several Underwriters for all appropriately itemized out-of-pocket accountable expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company and the Selling Shareholders shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

         7. Conditions of Obligations of the Underwriters. The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date, are subject to the condition that all representations and warranties of the Company and the Selling Shareholders contained herein are true and correct, at and as of the Closing Date or the Option Closing Date, as the case may be, the condition that the Company and the Selling Shareholders shall have performed all of their respective covenants and obligations hereunder (to the extent performance of such covenants and obligations are due at such times) and to the following additional conditions:

                  (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Regulations and in accordance with Section 4(a) hereof; no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, or any part thereof shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives.

                  (b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Steptoe & Johnson LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters, to the effect that:

                           (i) The Company has been duly organized and is
validly existing as a corporation under the laws of the state of Arizona, with corporate power and authority to own, lease, license and use its properties and conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in all jurisdictions in which the conduct of its business or its ownership, lease, license or use of property requires such qualification and the failure so to qualify would have a Material Adverse Effect.

                           (ii) The Company has authorized and outstanding
capital stock as described in the Prospectus as of the date set forth therein. The outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid and nonassessable. The form of certificate for the Shares is in due and proper form and complies with the requirements of the Arizona Business Corporations Act. The Shares to be issued and sold by the Company pursuant to this Agreement have been duly authorized and, when issued and paid for as contemplated herein, will be validly issued, delivered, fully paid and nonassessable. No preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders of the Company, or of holders of warrants, options, convertible securities or other rights to acquire shares of capital stock of the Company, exist with respect to any of the Shares or the issue and sale thereof (except for registration rights that have been waived) (i) pursuant to the terms of the Company's Articles of Incorporation or Bylaws or (ii) to the knowledge of such counsel, pursuant to the terms of any agreement or instrument to which the Company is a party or by which the Company is bound. To the knowledge of such counsel, no rights to register outstanding shares of the Company's capital stock, or shares issuable upon the exercise of outstanding warrants, options, convertible securities or other rights to acquire shares of such capital stock, exist which have not been exercised or waived with respect to the offering contemplated by the Registration Statement. The capital stock of the Company, including the Shares, conforms in all material respects as to legal matters to the description thereof contained in the Prospectus.

                           (iii) The Registration Statement has become effective
under the Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

                           (iv) The Registration Statement, the Prospectus and
each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements and the notes thereto and related schedules and other financial and statistical data).

                           (v) The statements (A) in the Prospectus under the
captions "Business - Legal Proceedings," "Related-Party Transactions," "Description of Capital Stock" and "Shares Eligible for Future Sale" and (B) in the Registration Statement in Items 14 and 15 insofar as such statements constitute a summary of matters of law, are in all material respects, accurate summaries and fairly present the information called for with respect to such matters.

                           (vi) Such counsel does not know of any contracts,
agreements, documents or instruments required to be filed as exhibits to the Registration Statement, or described in the Registration Statement or the Prospectus which are not so filed, or described as required; and insofar as any statements in the Registration Statement or the Prospectus constitute summaries of any contract, agreement, document or instrument to which the Company is a party, such statements are, in all material respects, accurate summaries and fairly present the information called for with respect to such matters to the extent required under the Act.

                           (vii) Such counsel knows of no legal or governmental
proceeding, pending or threatened, before any court or administrative body or regulatory agency, to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or Prospectus and are not so described, or statutes or regulations that are required to be described in the Registration Statement or the Prospectus that are not so described.

                           (viii) The execution and delivery of this Agreement
and the consummation of the transactions herein contemplated do not and will not conflict with or result in a violation of or default under the charter or bylaws of the Company, or under any statute, permit, judgment, decree, order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its properties (other than the state securities and blue sky laws, as to which such counsel need express no opinion) and do not and will not conflict with or result in a violation of or default under (except for such conflicts, violations or defaults as would not have a Material Adverse Effect) under any lease, license, contract, indenture, mortgage, loan agreement or other agreement or other instrument or obligation known to such counsel to which the Company is a party or by which the Company is bound or to which any property or assets of the Company is subject, except such agreements, instruments or obligations with respect to which valid consents or waivers have been obtained by the Company.

                           (ix) The Company has the corporate power and
authority to enter into this Agreement and to authorize, issue, sell and deliver the Shares as contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Company.

                           (x) No approval, consent, order, authorization,
designation, declaration, qualification or filing by or with any judicial, regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by state securities and blue sky laws, as to which such counsel need express no opinion) except such as have been obtained or made.

                           (xi) The Company is not, and immediately upon
completion of the sale of Shares contemplated hereby will not be, required to register as an "investment company" under the Investment Company Act of 1940, as amended.

                           (xii) Although such counsel assumes no responsibility
for the factual accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsections (ii) and (v) of this Section 7(b) and on the basis of the procedures undertaken by such counsel (and relying as to materiality to the extent such counsel deems appropriate upon opinions of officers and other representatives of the

Company), no facts have come to the attention of such counsel that cause it to believe that the Registration Statement and any amendments and supplements thereto, at the time they became effective and as of the Closing Date or the Option Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus or any further amendment or supplement thereto, at the time it was mailed or otherwise delivered to the Commission for filing pursuant to Rule 424(b) and as of the Closing Date and the Option Closing Date, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need not express any opinion with respect to the financial statements and supporting schedules and other financial and statistical data included in the Registration Statement and the Prospectus. Such counsel may indicate that it has not undertaken any independent investigation to verify the completeness or accuracy of the statements in the Registration Statement or the Prospectus.

Counsel rendering the foregoing opinions may rely as to questions of fact upon representations or certificates of officers of the Company and of government officials. Copies of any representation or certificate so relied upon shall be delivered to you, as Representatives of the Underwriters, and to Underwriters' Counsel.

                  (c) The Representatives shall have received on the Closing Date the opinion of counsel for each of the Selling Shareholders, which counsel shall be reasonably acceptable to the Representative, dated the Closing Date, addressed to the Underwriters, to the effect that:

                           (i) A Power of Attorney and a Custody Agreement have
been duly executed and delivered by such Selling Shareholder and are the valid and binding agreements of such Selling Shareholder.

                           (ii) This Agreement has been duly authorized,
executed and delivered by or on behalf of such Selling Shareholder.

                           (iii) The sale of the Shares to be sold by such
Selling Shareholder hereunder and the compliance by such Selling Shareholder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over such Selling Shareholder or the property of such Selling Shareholder.

                           (iv) No consent, approval, authorization or order of
any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the Shares to be sold by such Selling Shareholder hereunder, except such consents, approvals, authorizations or orders as have been validly obtained and are in full force and effect, such as have been obtained under the Act, and such as may be required under the state securities or blue sky laws in connection with the purchase and distribution of such Shares by the Underwriters, as to which such counsel need express no opinion.

                           (v) Such Selling Shareholder has full right, power
and authority to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder.

                           (vi) Upon delivery of the Shares being sold by such
Selling Shareholder and payment therefor, good and valid title to the Shares being sold by such Selling Shareholder, free and clear of any claims, liens, encumbrances, security interests or other adverse claims, will be transferred to each of the several Underwriters who have purchased such Shares in good faith and without notice of any such claim, lien, encumbrance, security interest or other adverse claim within the meaning of the Arizona Uniform Commercial Code.

         In rendering the opinions described above, counsel for each of the Selling Shareholders may rely, as to matters of fact with respect to such Selling Shareholder, upon the representations of such Selling Shareholder contained in this Agreement, the Power of Attorney and the Custody Agreement or any certificates required or permitted to be delivered by such Selling Shareholder pursuant to this Agreement.

                  (d) The Representatives shall have received from Brobeck, Phleger & Harrison LLP, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, with respect to the incorporation of the Company, the validity of the Shares, the Registration Statement, the Prospectus, and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

                  (e) The Representatives shall have received on each of the date hereof, the Closing Date and the Option Closing Date, as the case may be, a signed letter, dated as of the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives, from Ernst & Young LLP, to the effect that they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the related rules and regulations and containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                  (f) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, there shall not have been any change or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in your judgment, is material and adverse to the Company and makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Closing Date or the Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.

                  (g) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the Company, signed by the chief executive officer and the chief financial officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be:

                           (i) The Prospectus was filed with the Commission
pursuant to Rule 424(b) within the applicable period prescribed for such filing by the Regulations and in accordance with Section 4 of this Agreement; no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been initiated or are, to his knowledge, threatened by the Commission.

                           (ii) The representations and warranties of the
Company set forth in Section 1 of this Agreement are true and correct at and as of the Closing Date or the Option Closing Date, as the case may be, and the Company has performed all of its obligations under this Agreement to be performed at or prior to the Closing Date or the Option Closing Date, as the case may be.

                  (h) The Representatives shall have received on the Closing Date a certificate of the Selling Shareholders pursuant to which the Selling Shareholders certify that their representations and warranties set forth in this Agreement are true and correct at and as of the Closing Date and that they have performed all of their obligations under this Agreement to be performed at or prior to the Closing Date.

                  (i) The Company and the Selling Shareholders shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably have requested.

                  (j) The Lock-Up Agreements shall have been delivered to the Representatives prior to the date hereof and are, as of the Closing Date or the Option Closing Date, as the case may be, in full force and effect.

         The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representatives and to Brobeck, Phleger & Harrison LLP, counsel for the Underwriters.

         If any of the conditions hereinabove provided for in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be. In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 6 and 8 hereof).

         8.       Indemnification.

                  (a) The Company and the Selling Shareholder listed in Part A of Schedule B jointly and severally agree to indemnify and hold harmless each Underwriter, each officer and director thereof, and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) to which such Underwriter or such persons may became subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, including any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading in light of the circumstances under which they were made, or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Common Stock or the offering contemplated hereby, and which is included as part of or referred to in any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arising out of or based upon matters covered by clause (i) or (ii) above, and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such action or claim as such expenses are incurred; provided however, that the Company and the Selling Shareholder listed in Part A of Schedule B shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in the Registration Statement, any Preliminary Prospectus or the Prospectus, including any amendments or supplements thereto, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein; provided further, that the Company and the Selling Shareholder listed in Part A of Schedule B shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission, made in a Preliminary Prospectus, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriters to the person asserting such loss, claim, damage or liability, if required by law so to have been delivered, at or prior to the written confirmation of the sale of Shares to such person, and if the Prospectus (as amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability, unless the failure to so deliver the Prospectus (as amended or supplemented) is the result of noncompliance by the Company with the first sentence of paragraph 5(d) of this Agreement; provided further that the Company and the Selling Shareholder listed in Part A of Schedule B shall not be liable in the case of any matter covered by clause (iii) above to the extent that it is determined in a final judgment by a court of competent jurisdiction that such losses, claims, damages or liabilities resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct; and, provided further, that in no event shall any Selling

Shareholder be liable for an amount in excess of the net proceeds received by such Selling Shareholder from the sale of the Shares.

                  (b) Each Selling Shareholder listed in Part B of Schedule B severally agrees to indemnify and hold harmless each Underwriter, each officer and director thereof, and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) to which such Underwriter or such persons may became subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, including any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading in light of the circumstances under which they were made in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement in clause (i) above or such omission or alleged omission in clause
(ii) above was made in the Registration Statement, any Preliminary Prospectus or the Prospectus, including any amendments or supplements thereto, in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein, and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such action or claim as such expenses are incurred; provided however, that in no event shall any Selling Shareholder listed in Part B of Schedule B be liable for an amount in excess of the net proceeds received by such Selling Shareholder from the sale of the Shares offered by such Selling Shareholder.

                  (c) Each Underwriter agrees severally and not jointly to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each Selling Shareholder and each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, Selling Shareholder or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, Selling Shareholder or controlling person in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

                  (d) The Company agrees to indemnify and hold harmless each Underwriter, each officer and director thereof, and each person, if any, who controls any Underwriter within the meaning of the Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program, (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant has agreed to purchase, or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith, willful misconduct or gross negligence of any Underwriter.

                  (e) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity or contribution may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a), (b), (c) or (d) or contribution provided for in Section 8(f) shall be available with respect to a proceeding to any party who shall fail to give notice of such proceeding as provided in this
Section 8(e) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of the provisions of
Section 8(a), (b), (c), (d) or (f). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay promptly as incurred the reasonable fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties which are different from or additional to those available to the indemnifying party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate counsel at any time for all such indemnified parties. Such counsel shall be designated in writing by the Representatives and shall be reasonably satisfactory to the Company in the case of parties indemnified pursuant to Section 8(a), (b) and (d) and shall be designated in writing by the Company and shall be reasonably satisfactory to the Representatives in the case of parties indemnified pursuant to Section 8(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (f) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a), (b), (c) or (d) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bears to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereto) referred to above in this Section 8(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(f), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, no Selling Shareholder shall be required to contribute any amount in excess of the proceeds received by such Selling Shareholder, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8(f) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (g) The obligations of the Company and the Selling Shareholders under this Section 8 shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have, and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the Underwriters may otherwise have.

         9. Default by Underwriters. If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or a Selling Shareholder), you, as Representatives of the Underwriters, shall use your best efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company and the Selling Shareholders such amounts as may be agreed upon, and upon the terms set forth herein, of the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If the aggregate number of Shares that the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased in accordance with the preceding sentence, the Company shall have the right, within 36 hours next succeeding the 36-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to you for purchase of such remaining Shares on the terms herein set forth. If during such two 36-hour periods you, as Representatives, and the Company shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company and the Selling Shareholders or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company and the Selling Shareholders except for expenses to be borne by the Company, the Selling Shareholders and the Underwriters as provided in
Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9 (and assuming that this Agreement is not terminated pursuant to the immediately preceding sentences), the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         10. Notices. All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered or telegraphed and confirmed as follows: if to the Underwriters, to Dain Rauscher Incorporated, 2711 North Haskell Avenue, Suite 2400, Dallas, Texas 75204, fax: (214) 989-1490,
Attention: James R. Kipp, with copies to Brobeck, Phleger & Harrison LLP, 301 Congress Avenue, Suite 1200, Austin, Texas 78701, fax: (512) 477-5813,
Attention: Ronald G. Skloss; if to the Company or Selling Shareholders, to Rockford Corporation, 546 South Rockford Drive, Tempe, Arizona 85281, fax: (480) 966-3639, Attention: W. Gary Suttle, with copies to Steptoe & Johnson LLP, 40 N. Central Avenue, Suite 2400, Phoenix, Arizona 85004, fax: (602) 257-5299,
Attention: Kevin L. Olson.

         11. Termination. This Agreement may be terminated by you by notice to the Company and the Selling Shareholders as follows:

                  (a) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in or affecting the condition, financial or otherwise, of the Company and its subsidiaries taken as a whole or the business affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency after the date hereof or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, make the offering or delivery of the Shares impracticable or inadvisable, (iii) suspension of trading in securities on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, or a halt or suspension of trading in securities generally which are quoted on The Nasdaq National Market System, or (iv) declaration of a banking moratorium by either federal or New York State authorities; or

                  (b) as provided in Sections 7 and 9 of this Agreement.

         This Agreement also may be terminated by you, by notice to the Company, as to any obligation of the Underwriters to purchase the Option Shares, upon the occurrence at any time prior to the Option Closing Date of any of the events described in subparagraph (a) above or as provided in Sections 7 and 9 of this Agreement.

         12. Written Information. For all purposes under this Agreement (including, without limitation, Section 1, Section 2, Section 3 and Section 8 hereof), the Company and the Selling Shareholders understand and agree with each of the Underwriters that the following constitutes the only written information furnished to the Company by or through the Representatives specifically for use in preparation of the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto: (i) the per share "Price to Public" and per share "Underwriting

Discounts and Commissions" set forth on the cover page of the Prospectus, and
(ii) the information set forth under the caption "Underwriting" in the Preliminary Prospectus and the Prospectus.

         13. Successors. This Agreement has been and is made solely for the benefit of and shall be binding upon the Underwriters, the Company, the Selling Shareholders and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares merely because of such purchase.

         14. Miscellaneous. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers or the Selling Shareholders and (c) delivery of and payment for the Shares under this Agreement.

         Each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction or any provision hereof in any other jurisdiction.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Minnesota.

         If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Shareholders and the several Underwriters in accordance with its terms.

                                  Very truly yours,

                                  ROCKFORD CORPORATION


                                  By: ____________________________
                                           W. Gary Suttle
                                           President and Chief Executive Officer


                                  SELLING SHAREHOLDERS LISTED ON
                                  SCHEDULE B


                                  By: ____________________________
                                           W. Gary Suttle
                                           Attorney-in-Fact


The foregoing Underwriting Agreement
is hereby confirmed and accepted as of
the date first above written.

Dain Rauscher Incorporated
McDonald Investments Inc.
Needham & Company, Inc.
As Representatives of the several Underwriters

By Dain Rauscher Incorporated


By: _________________________________

Name: _______________________________

Its: ________________________________


                   [SIGNATURE PAGE TO UNDERWRITING AGREEMENT]

                                   SCHEDULE A

                            SCHEDULE OF UNDERWRITERS


                                                                  NUMBER OF FIRM                  MAXIMUM NUMBER
                      UNDERWRITER                             SHARES TO BE PURCHASED             OF OPTION SHARES
                      -----------                             ----------------------             ----------------
Dain Rauscher Wessels................................                _________                       _______
McDonald Investments Inc.............................                _________                       _______
Needham & Company, Inc...............................                _________                       _______
Total................................................                3,350,000                       502,500
                                                                     =========                       =======

                                   SCHEDULE B

                                                                      NUMBER OF                   MAXIMUM NUMBER
                         SELLER                                      FIRM SHARES                  OF OPTION SHARES
                         ------                                      -----------                  ----------------
Rockford Corporation.................................                 2,500,000                       502,500
Selling Shareholders:                                                   850,000
Part A
Monument Investors Limited Partnership...............                    399,007
Part B
Glenn and Pamela Carrio..............................                    119,174
Kathryn A. Coffey, Trustee and Individually..........                     48,160
Will Hegarty.........................................                     64,497
Otto Shill...........................................                     54,966
Kevin Campbell.......................................                     25,800
Darrell Chapman......................................                     22,678
Vrolyk & Company.....................................                     10,750
Scott and Kathy Carter...............................                     20,329
Dennis Blackhurst....................................                     13,953
David Nettleton......................................                     10,279
Gordon MacInnes......................................                      4,300
Robert S. Pothier....................................                      8,995
Don Hammerle.........................................                      8,062

Angie Gitch..........................................                      3,225
John P. Frank........................................                      6,450
Larry Ulrich.........................................                      1,075
Rebecca Paul.........................................                      1,505
Brigham P. Herzfeld..................................                      1,530
Andy Szabo...........................................                      1,720
Mark Quale...........................................                      1,689
John Seaver..........................................                        860
Marion Szabo.........................................                        430
The Church of Jesus Christ of Latter-Day Saints......                     16,608
National Ability Center..............................                        833
Enterprise Mentors Int'l..............................                       833
Franklin D. Richards Jr. U. of Utah Athletic
  Trust Fund.........................................                        833
Deseret International................................                        417
Utah Boys Ranch......................................                        417
Arizona Strip Interpretive Center....................                        208
Choice Humanitarian..................................                        417
                                                                       ---------                 -------
Total................................................                  3,350,000                 502,500
                                                                       =========                 =======

                                   SCHEDULE C

                           TO UNDERWRITING AGREEMENT


                                                                          NUMBER
SHAREHOLDER                                                             OF SHARES
-----------                                                             ---------
Albers, Mark                                                              27,961
Barnes, Christopher                                                       35,553
Bartol, Nadya                                                              8,600
Bartol, Nick                                                              27,645
Bartol, Renee                                                              4,095
Bartol, Tim                                                               19,864
Batt, Martin                                                                 575
Beck, Jean Michel                                                         17,200
Bollinger, Mike                                                           12,900
Boshes, Dave                                                              94,206
Boulder Investors Limited Partnership                                    602,493
Butterfield, Anne                                                          3,074
Campbell, Kevin                                                           28,380
Carlsness, Brian                                                          34,400
Carter, Jeff                                                              12,900
Carrio Cabling                                                           204,761
Carrio, Glen                                                               8,600
Castrejon, Carlos                                                         25,800
Cave, Jerry                                                               34,400
Church, Gary                                                              34,400
Clifford, Scott                                                            2,580
Collard, Rebecca                                                           8,600
Cooper, Rod                                                               26,250
Crisman, Craig                                                               575
Crouch, Darlene                                                           10,750
Davis, Marvin                                                                575
Dedrick, Sharon                                                              934
Driggs, Gary                                                              19,954
Duffy, Chris                                                              25,800
Earl, Steve                                                                8,600
Fairbourn, Wade                                                           30,100
Ferris, Leslie                                                            45,047
France Trust (by Kathryn Coffey)                                          95,459
Frank, John P                                                              6,450

                                                                          NUMBER
SHAREHOLDER                                                             OF SHARES
-----------                                                             ---------
Gitch, Angie                                                               7,752
Goldress Revocable Trust                                                  12,490
Goldress, Jerry                                                           30,100
Grisanti, Galef & Goldress                                               215,000
GST Trust                                                                 31,782
Hammerle, Don                                                              8,062
Harris, Celise                                                             8,600
Harris, Rebecca Paul                                                       3,074
Harris, Wayne                                                            103,301
Hegarty, Jr., William and Patricia                                        64,497
Henry, Jim                                                                30,100
Herzfeld, Brigham Paul                                                     3,074
Hodson, Victoria                                                          17,246
Hughes, Edward                                                            25,800
Humes, Graham                                                              7,979
Jackson, William                                                          34,650
Janesk, Arthur                                                             8,600
Johnson, Pete                                                              8,600
Kane, Herb                                                                34,400
Katz, Lee                                                                    575
Lezman, Randy                                                             21,499
Lieber, Mark                                                               4,300
Lloyd, John                                                               73,100
Lloyd, John & Beverly                                                      2,047
Lloyd, John P & John M                                                     4,095
Lowe, Mark                                                                21,500
MacInnes, Gordon                                                           9,974
May, Rich                                                                 21,500
McDonald, Kathy                                                            4,300
McLeod, Dan                                                               86,000
Meyers, Bill                                                               8,600
Monument Investors Limited Partnership                                 3,154,016
Moore, John                                                               12,900
Moore, Russell                                                            12,900
Moore, Steven                                                              6,450
Moreland, Sylvia                                                           8,600
Mott, Jacque                                                              34,400
Nace, Art                                                                 12,900
Nedved, Todd                                                              17,200

                                                                          NUMBER
SHAREHOLDER                                                             OF SHARES
-----------                                                             ---------
Newton, Dianne                                                             4,300
O'Connor, Carole                                                             575
Olson, Kevin                                                               2,150
Omae, Harry                                                               43,000
Orchard, Debra                                                             8,600
Parvin, Chris                                                             36,447
Pavone, Glenna                                                               537
Puricelli, Rich                                                              575
Quale, Mark                                                                1,689
Reynolds, Don                                                             26,875
Richards, Dave                                                            87,740
Sando, Jim                                                                 4,300
Saunders, Dick                                                               575
Seaver, John                                                                 860
Shill, Jr., Otto                                                          54,966
Shutters, Shade                                                            2,150
Shutters, Shade & Callie                                                  38,700
Small, Jay                                                                 8,600
Springgay, Garry                                                           8,600
Stanley, Larry                                                             8,600
Strickland, Jim                                                           40,850
Suttle Brothers Investments LLC                                           21,500
Suttle, Gary                                                             124,700
Szabo, Andy                                                                1,720
Thompson, Bob                                                             25,800
Thomson, James                                                           107,604
Thomson, Ruth                                                              4,300
Thrower, Lynn                                                             39,237
Thrower, Lynn & John Pettas                                                2,150
Thrower, Steven                                                              537
Trapp, Christine                                                          17,988
Trout, Ron                                                                45,130
Trout, Ron & Joni                                                          2,015
Ulrich, Larry                                                              4,515
VAR & Company                                                            153,815
Vrolyk & Co.                                                              21,500
Welch, John                                                               17,200
Wesche, Rob                                                                8,600

                                                                          NUMBER
SHAREHOLDER                                                             OF SHARES
-----------                                                             ---------

Wilson, James                                                             21,500
Zimmerman, Alan                                                           62,352